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                                   EXHIBIT 5.1

                                         June 6, 1995


Longs Drug Stores Corporation
141 North Civic Drive
Walnut Creek, CA  94596


Gentlemen:

          You have requested our opinion as counsel for Longs Drug Stores Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the public offering by the Company of up to $10,000,000 of deferred compensation obligations under the Longs Drug Stores Corporation Deferred Compensation Plan of 1995 ("Plan").

          We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about June 6, 1995 (the "Registration Statement"). We further have examined the Plan, the Certificate of Incorporation and Bylaws of the Company, and resolutions adopted by the Company's Board of Directors. In addition, we have examined such corporate records, certificates and other documents (of which we are aware) as we have considered necessary or appropriate for the purposes of this opinion.

          On the basis of the foregoing, it is our opinion that the obligations under the Plan will, when arising under the Plan in accordance with its terms, constitute valid and binding obligations of the Company.

          In connection with this opinion we have assumed the authenticity of original documents and the genuineness of all signatures and the conformity to the originals of all documents submitted to us as copies.

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Longs Drug Stores Corporation
June 6, 1995
Page 2



          Our opinion is qualified to the extent that enforcement of obligations issued under the Plan may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally and may be limited by equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law or whether codified by statute).

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   HOWARD, RICE, NEMEROVSKI,
                                   CANADY, FALK & RABKIN
                                   A Professional Corporation

                                   By /s/ Daniel J. Winnike
                                      -------------------------
                                      Daniel J. Winnike